December 4, 2009

RINO International Corporation
11 Youquan Road, Zhanqian Street, Jinzhou District
Dalian, People’s Republic of China 116100

Re:           RINO International Corporation – Final Prospectus Filed Pursuant to Rule 424(b)

Ladies and Gentlemen:

We have acted as special counsel for RINO International Corporation, a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) 3,252,032 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the signatories to the Securities Purchase Agreements (as defined below), (ii) warrants to purchase up to 2,276,422 shares of Common Stock (“Warrants”) to such signatories, and (iii) the shares of Common Stock initially issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Common Stock and the Warrants, the “Securities”), in each case pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-162373), as declared effective by the Securities and Exchange Commission (the “Commission”) on November 25, 2009 and as amended by the Company’s registration statement on Form S-3MEF (Registration No. 333-163436) filed with the Commission on December 2, 2009 pursuant to Rule 462(b) under the Act, together with the exhibits thereto and the documents incorporated by reference therein (such registration statements, as may be amended from time to time, are herein referred to as the “Registration Statement”) and the related base prospectus which forms a part of and is included in the Registration Statement (the “Base Prospectus”), and the related prospectus supplement dated December 2, 2009 in the form filed with the Commission pursuant to Rule 424(b) under the Act (such prospectus supplement, together with the Base Prospectus, the “Prospectus”).

The Common Stock and the Warrants are to be sold pursuant to a Placement Agency Agreement, dated as of December 2, 2009 (the “Placement Agreement”), by and between the Company and Rodman & Renshaw, LLC, and Securities Purchase Agreements, dated as of December 2, 2009, by and among the Company and the investor signatories thereto (the “Securities Purchase Agreements”), each of which have been filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 2, 2009. The Warrant Shares are to be sold from time to time upon exercise of the Warrants, the form of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 2, 2009 (the “Form of Warrant”).

RINO International Corporation
Final Prospectus Filed Pursuant to Rule 424(b)
December 4, 2009

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Placement Agreement, the Securities Purchase Agreements, the Form of Warrant, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the due authorization of the Placement Agreement, the Securities Purchase Agreements and the Warrants by the Company and the other parties thereto; (v) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; (vi) that the execution, delivery and performance by the Company of the Placement Agreement, the Securities Purchase Agreements and the Warrants does not violate the laws of the State of Nevada or any other applicable laws (excepting the laws of the State of New York) and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company, the Company’s articles of incorporation as amended and in effect on the date hereof or the Company’s bylaws as amended and in effect on the date hereof; and (vii) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We are opining herein as to the effect of the subject transaction only with respect to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any jurisdiction.

In rendering our opinion below as to the enforceability of the Warrants with respect to the Company, we have assumed that the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Securities Purchase Agreements, will be validly issued by the Company.  We understand that you have received a legal opinion as to such matters from Holland & Hart LLP.

Based on the examination discussed above, we are of the opinion that when the Warrants have been duly executed and delivered against payment therefor, in accordance with the Placement Agreement, the Securities Purchase Agreements, the Registration Statement and the Prospectus, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to:

(a)
the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences;

(b)
the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law; and

(c)	the enforceability of rights to indemnification and contribution provisions to the extent they may be subject to limitations of public policy and the effect of applicable statutes and rules of law.

RINO International Corporation
Final Prospectus Filed Pursuant to Rule 424(b)
December 4, 2009

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation